UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, Robert Kraft entered into an employment agreement (the “Employment Agreement”) with The Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc. (the “Company”), to be appointed as Chief Financial Officer and Treasurer. Mr. Kraft also will serve as Chief Financial Officer and Treasurer of the Company. Mr. Kraft’s appointment will be effective November 1, 2017. Mr. Kraft, age 47, is a seasoned business executive with broad experience across various industries. Throughout his career, Mr. Kraft has been actively involved with mergers and acquisitions, strategic business development, and building world class financial teams. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation (NYSE: CVS), a Fortune 10 integrated pharmacy healthcare company. Prior to mid-2015, Mr. Kraft was Senior Vice President and Chief Financial Officer of Omnicare, Inc. (NYSE: OCR), a $6 billion leading healthcare services company that specialized in the management of complex pharmaceutical care and that operated primary business segments of long term care and specialty care. Mr. Kraft managed the sale of Omnicare to CVS Health for $13 billion. Prior to late 2010, Mr. Kraft began his career with PriceWaterhouseCoopers, LLP in 1992 and was admitted as a Partner in 2004. Mr. Kraft spent over 18 years working with a broad range of publicly held and privately held clients in a variety of industries, including consumer products, manufacturing, technology, and healthcare and he had significant experience with SEC registrants, multinational operations, and private equity-backed organizations. Mr. Kraft is also a member of the Board of Directors of Medpace Holdings, Inc. (NASDAQ: MEDP), a global clinical contract research organization providing Phase I-IV clinical development services to the biotechnology, pharmaceutical, and medical device industries. Mr. Kraft holds a B.S.B.A. degree in Accounting (Magna Cum Laude) from University of Dayton and is a certified public accountant in Ohio, Kentucky, and New York (inactive).

Mr. Kraft’s Employment Agreement provides for an initial annual base salary of $415,000. The agreement provides for an annual cash bonus target of 60% of base salary and maximum of 120% of base salary under Hillman's performance-based bonus plan commencing with the 2018 fiscal year.

Mr. Kraft will be eligible to participate in the equity investment plan and equity incentive plan of HMAN Group Holdings, Inc., the Company's parent company. The agreement provides an equity investment right of a minimum of $50,000 worth of common shares. The agreement provides a grant of 3,000 nonqualified stock options at a strike price of $1,000 per share. Prior to the issuance of these equity awards, Mr. Kraft must execute the Restrictive Covenant Agreement attached to the Option Award Agreement, which includes restrictive covenants such as one-year non-competition and two-year non-solicitation of employees and customers.

In the event that Mr. Kraft's employment is terminated by Hillman without "cause" or if Mr. Kraft resigns with "good reason" (as such terms are defined in the Shareholders Agreement and the Equity Plan), the agreement provides severance payments equal to (i) continued base salary for 12 months following the date of termination, and (ii) a pro rated portion of the bonus for the year in which termination occurs.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On October 6, 2017, the Company issued a press release relating to Mr. Kraft’s new appointment. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement between Robert Kraft and The Hillman Group, Inc. dated October 2, 2017.
99.1	Press Release dated October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2017	THE HILLMAN COMPANIES, INC.

	By:	/s/ Gregory J. Gluchowski, Jr.
	Name:	Gregory J. Gluchowski, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement between Robert Kraft and The Hillman Group, Inc. dated October 2, 2017.
99.1	Press Release dated October 6, 2017.

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